Filed pursuant to Rule 424(b)(3)

File No. 333-281913

PROSPECTUS

478,600 Shares of Common Stock

This prospectus relates to the offer and resale of up to an aggregate of 478,600 shares of common stock, par value $0.0001 per share (the “Common Stock”) of ZyVersa Therapeutics, Inc. (the “Company,” “we,” “our” or “us”), held by the selling stockholder listed in this prospectus or its permitted transferees (the “Selling Stockholders”). The shares of Common Stock registered for resale pursuant to this prospectus are comprised of 478,600 shares of Common Stock (the “Warrant Shares”) issuable upon exercise of (i) Series A-1 warrants to purchase up to 392,000 shares of Common Stock and (ii) Series B-1 warrants to purchase up to 86,600 shares of Common Stock (collectively, the “Warrants”) issued to the selling stockholder in a warrant inducement transaction (the “Private Placement”) which closed on August 2, 2024. For additional information about the Private Placement, see “Private Placement.”

We are registering the Warrant Shares on behalf of the Selling Stockholders to be offered and sold by them from time to time. We are not selling any securities under this prospectus and will not receive any proceeds from the sale of our Common Stock by the Selling Stockholders in the offering described in this prospectus. The Selling Stockholders may sell any, all or none of the Warrant Shares offered by this prospectus. In the event the Selling Stockholders exercise all of the Warrants in cash at an exercise price per share of $3.46, we may receive approximately $1,655,956 of gross proceeds resulting from such exercise. For more information, see “Use of Proceeds.”

The Selling Stockholders, or their respective transferees, pledgees, donees or other successors-in-interest, may offer or sell the Warrant Shares from time to time in a number of different ways and at varying prices, including through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. See “Plan of Distribution” on page 10 of this prospectus for more information about how the Selling Stockholders may sell or dispose of the shares of Common Stock being registered pursuant to this prospectus.

This prospectus describes the general manner in which the Warrant Shares may be offered and sold. When the Selling Stockholders sell shares of Common Stock under this prospectus, we may, if necessary and required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add to, update, modify or replace information contained in this prospectus. We urge you to read carefully this prospectus, any accompanying prospectus supplement and any documents we incorporate by reference into this prospectus and any accompanying prospectus supplement before you make your investment decision.

On December 4, 2023 and April 25, 2024, we effected reverse-stock-splits at ratios of 1-for-35 and 1-for-10, respectively. All share and share price information in this prospectus has been adjusted to give effect to the reverse-stock-splits.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” beginning on page 5 of this prospectus, as well as in the other documents that are incorporated by reference into this prospectus.

Our common stock is listed on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “ZVSA.” On August 30, 2024, the last reported sale price of our common stock was $2.77 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 9, 2024

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 (the “Registration Statement”) that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the Selling Securityholders may, from time to time, sell the securities offered by it described in this prospectus. We will not receive any proceeds from the sale of the Shares by the Selling Securityholders. In the event the Selling Securityholders exercise all of the Warrants in cash at an exercise price per share of $3.46, we may receive approximately $1,655,956 of gross proceeds resulting from such exercise. Any proceeds that we receive from the exercise of such Warrants will be used for working capital and general corporate purposes.

We have not, and the Selling Securityholders have not, authorized anyone to provide you with information different than or inconsistent with the information contained in or incorporated by reference in this prospectus, any applicable prospectus supplement or any free writing prospectus that we have authorized for use in connection with this offering. Neither we nor the Selling Securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the Selling Securityholders are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information contained in or incorporated by reference in this prospectus, any applicable prospectus supplement or in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents, regardless of the time of delivery of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus, any applicable prospectus supplement, any free writing prospectus that we have authorized for use in connection with this prospectus and the documents incorporated by reference in this prospectus, any applicable prospectus supplement, any free writing prospectus that we have authorized for use in connection with this prospectus, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections titled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

The Selling Securityholders are offering to sell, and seeking offers to buy, the securities offered by the Selling Securityholders described in this prospectus only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and this offering of our securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, this offering of our securities and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

In this prospectus, unless otherwise stated or the context otherwise requires, references to “ZyVersa”, “Company”, “we”, “us”, “our” or similar references mean ZyVersa Therapeutics, Inc.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus carefully, including all documents incorporated by reference. In particular, attention should be directed to our “Risk Factors” section in this prospectus and under similar captions in the documents incorporated by reference into this prospectus, including any prospectus supplement incorporated by reference hereto, and the financial statements and related notes thereto contained herein or otherwise incorporated by reference hereto.

Overview

We are a clinical stage biopharmaceutical company leveraging proprietary technologies to develop drugs for patients with chronic renal or inflammatory diseases with high unmet medical needs. Our mission is to develop drugs that optimize health outcomes and improve patients’ quality of life.

We have two proprietary globally licensed drug development platforms, each of which was discovered by research scientists at the University of Miami, Miller School of Medicine (the “University of Miami” or “University”). These development platforms are:

●	Cholesterol Efflux MediatorTM VAR 200 (2-hydroxypropyl-beta-cyclodextrin or “2HPβCD”) is an injectable drug in clinical development for treatment of renal diseases. VAR 200 was licensed to us from L&F Research LLC on December 15, 2015. L&F Research was founded by the University of Miami research scientists who discovered the use of VAR 200 for renal diseases.

●	Inflammasome ASC Inhibitor IC 100 is a humanized monoclonal antibody in preclinical development for treatment of inflammatory conditions. IC 100 was licensed from InflamaCore, LLC to us on April 18, 2019. InflamaCore, LLC was founded by the University of Miami research scientists who invented IC 100.

We believe that each of our product candidates has the potential to treat numerous indications in their respective therapeutic areas. Our strategy is to focus on indication expansion to maximize commercial potential.

Our renal pipeline is initially focused on rare, chronic glomerular diseases. Our lead indication for VAR 200 is focal segmental glomerulosclerosis (“FSGS”). On January 21, 2020, we filed an Investigational New Drug application (“IND”) for VAR 200, and the United States Food and Drug Administration (“FDA”) has allowed our development plans to proceed to a Phase 2a trial in patients with FSGS based on the risk/benefit profile of the active ingredient (2HPβCD). Prior to initiating a Phase 2a trial in patients with FSGS, we are planning to initiate a small open-label Phase 2a trial in patients with diabetic kidney disease in which we expect to obtain patient proof-of-concept data more quickly than in an FSGS trial. This will enable assessment of drug effects as patients proceed through treatment and will provide insights for developing a lager Phase 2a/b protocol in patients with FSGS. An IND amendment for evaluation of VAR 200 in a Phase 2a trial in patients with diabetic kidney disease was filed with the FDA on February 16, 2024. VAR 200 has pharmacologic proof-of-concept data in animal models representative of FSGS, Alport Syndrome, and diabetic kidney disease providing opportunity for indication expansion.

Our Inflammasome ASC Inhibitor IC 100 is nearing completion of preclinical development. Our focus is on advancing IC 100 toward an IND submission followed by initiation of a Phase 1 trial in patients with obesity and certain metabolic complications, our lead indication. IC 100 has preclinical data in animal models representing 5 different indications, each demonstrating that IC 100 attenuates pathogenic inflammasome signaling pathways leading to reduced inflammation and improved histopathological and/or functional outcomes. Those indications are multiple sclerosis (“MS”), retinopathy of prematurity (“ROP”), acute respiratory distress syndrome (“ARDS”), spinal cord injury, and traumatic brain injury (TBI). Likewise, preclinical studies are underway in atherosclerosis, Alzheimer’s disease, and Parkinson’s disease, and preparations are underway to initiate an IND-enabling preclinical study in obesity with metabolic complications.

Preclinical studies are underway in Parkinson’s disease, atherosclerosis, and obesity.

Private Placement

On August 1, 2024, we entered into a warrant exercise inducement offer letter (the “Inducement Letter”) with a certain holder (the “Holder”) of outstanding Series A Common Stock purchase warrants exercisable for up to an aggregate of 196,000 shares of Common Stock, and Series B Common Stock purchase warrants exercisable for up to an aggregate of 43,300 shares of Common Stock (collectively, the “Existing Warrants”), which Existing Warrants were issued by the Company on December 11, 2023, and were exercisable at an exercise price of $12.50 per share.

Pursuant to the Inducement Letter, the Holder agreed to exercise the Existing Warrants for cash at a reduced exercise price of $3.46 per share in consideration of the Company’s agreement to issue the Holder the Warrants to purchase up to a number of shares of Common Stock equal to 200% of the number of shares of Common Stock issued pursuant to the Holder’s exercise of Existing Warrants, comprised of (i) new Series A-1 warrants to purchase up to 392,000 shares of Common Stock with an exercise term of 5 years from the initial exercise date and (ii) new Series B-1 warrants to purchase up to 86,600 shares of Common Stock with an exercise term of 18 months from the initial exercise date. The initial exercise date of the Warrants is the Stockholder Approval Date (as defined below), and the exercise price thereof is $3.46 per share.

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The Company received aggregate gross proceeds of approximately $830,000.

The Company entered into a financial advisory agreement (the “Financial Advisory Agreement”) with A.G.P./Alliance Global Partners (“AGP”) to act as its financial advisor in connection with the transactions summarized above. Pursuant to the Financial Advisory Agreement, the Company paid AGP a $50,000 cash fee. Additionally, the Company reimbursed AGP for its documented accountable legal expenses.

Corporate Information

On December 12, 2022 (the “Closing Date”), we consummated a business combination pursuant to the terms of that certain Business Combination Agreement, dated July 20, 2022, as amended from time to time (the “Business Combination Agreement”), by and among ZyVersa Therapeutics, Inc., a Florida corporation (“Old ZyVersa”), the representative of Old ZyVersa’s shareholders named therein (the “Securityholder Representative”), Larkspur Health Acquisition Corp., a Delaware corporation (“Larkspur”) and Larkspur Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Larkspur (the “Merger Sub”). Pursuant to the terms of the Business Combination Agreement (and upon all other conditions of the Business Combination Agreement being satisfied or waived), on the Closing Date of the Business Combination and transactions contemplated thereby, (i) Larkspur changed its name to “ZyVersa Therapeutics, Inc.”, a Delaware corporation and (ii) the Merger Sub merged with and into Old ZyVersa (the “Merger”), with Old ZyVersa as the surviving company in the Merger and, after giving effect to such Merger, Old ZyVersa became a wholly-owned subsidiary of the Company.

Our principal executive offices are located at 2200 North Commerce Parkway, Suite 208, Weston, Florida 33326, and our telephone number is (754) 231-1688. Our website address is http://www.zyversa.com. The information contained on or otherwise accessible through our website is not part of this prospectus.

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The Offering

Shares of Common Stock offered by the Selling Stockholders	478,600 shares of Common Stock consisting of 478,600 Warrant Shares.

Use of proceeds	We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of the shares of Common Stock covered hereby by the Selling Stockholders. To the extent any Warrants are exercised for cash, we intend to use such proceeds for working capital or general corporate purposes. See “Use of Proceeds.”

Terms of this offering; Determination of offering price

The Selling Stockholders, including their transferees, donees, pledgees, assignees and successors-in-interest, may sell, transfer or otherwise dispose of any or all of the shares of Common Stock offered by this prospectus from time to time on The Nasdaq Capital Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. The Selling Stockholders may offer or sell the shares of Common Stock offered by this prospectus at market prices prevailing at the time of sale, at prices related to prevailing market price or at privately negotiated prices.

The offering price of our Common Stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Our Common Stock might not trade at market prices in excess of the offering price as prices for our Common Stock in any public market will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity. See “Determination of Offering Price” and “Plan of Distribution” for more information.

Nasdaq symbol	Our Common Stock is listed on The Nasdaq Capital Market under the symbol “ZVSA”.

Risk Factors	Investing in our securities involves a high degree of risk. See the section titled “Risk Factors” on page 5 of this prospectus and under similar headings in other documents incorporated by reference herein.

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RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risks. Before deciding whether to invest in our securities, you should carefully consider the following risk factors and the risk factors discussed under the sections titled “Risk Factors” in our most recent Annual Reports on Form 10-K and Form 10-K/A, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained in or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act. The risks and uncertainties we have described are not the only ones facing our Company. Additional risks and uncertainties not presently known to us or that we currently believe are not material may also affect our business operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flows could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment in the offered securities. The discussion of risks includes or refers to forward-looking statements. You should read the explanation of the qualifications and limitations on such forward-looking statements contained in or incorporated by reference into this prospectus and in any applicable prospectus supplement or free writing prospectus.

Risks Related to This Offering

The sale or availability for sale of shares issuable upon exercise of the Warrants may depress the price of our Common Stock and encourage short sales by third parties, which could further depress the price of our Common Stock.

To the extent that the Selling Securityholders sell shares of our Common Stock issued upon exercise of the Warrants, the market price of such shares may decrease due to the additional selling pressure in the market. In addition, the dilution from issuances of such shares may cause stockholders to sell their shares of our Common Stock, which could further contribute to any decline in the price of our Common Stock. Any downward pressure on the price of our Common Stock caused by the sale or potential sale of such shares could encourage short sales by third parties. Such sales could place downward pressure on the price of our Common Stock by increasing the number of shares of our Common Stock being sold, which could further contribute to any decline in the market price of our Common Stock.

Future sales and issuances of our Common Stock or other securities might result in significant dilution and could cause the price of our Common Stock to decline.

To raise capital, we may sell Common Stock, convertible securities or other equity securities in one or more transactions, at prices and in a manner we determine from time to time. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Common Stock, or securities convertible or exchangeable into Common Stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

We cannot predict what effect, if any, sales of shares of our Common Stock in the public market or the availability of shares for sale will have on the market price of our Common Stock. However, future sales of substantial amounts of our Common Stock in the public market, including shares issued upon exercise of outstanding options, or the perception that such sales may occur, could adversely affect the market price of our Common Stock.

Management will have broad discretion as to the use of the proceeds from the offering, and uses may not improve our financial condition or market value.

We will not receive any proceeds from the sale of the Shares by the Selling Securityholders. In the event the Selling Securityholders exercise all of the Warrants in cash at an exercise price per share of $3.46, we may receive approximately $1,655,956 of gross proceeds resulting from such exercise. Any proceeds that we receive from the exercise of such Warrants will be used for working capital and general corporate purposes.

Because we have not designated the amount of proceeds from the offering to be used for any particular purpose, our management will have broad discretion as to the application of such proceeds and could use them for purposes other than those contemplated hereby. Our management may use the proceeds for corporate purposes that may not improve our financial condition or market value.

Risks Related to Our Business, Financial Position and Need for Capital

We may be unable to continue as a going concern.

We are a development stage pharmaceutical company with no commercial products. Our primary product candidates are in the process of being developed and will require significant additional preclinical and clinical development and investment before they could potentially be commercialized. As a result, we have not generated any revenue from operations since inception, and we have incurred substantial net losses to date. Moreover, our cash position is vastly inadequate to support our business plans and substantial additional funding will be needed in order to pursue those plans, which include research and development of our primary product candidates, seeking regulatory approval for those product candidates, and pursuing their commercialization in the United States and other markets. Our independent registered public accounting firm’s report for the year ended December 31, 2023, contains an explanatory paragraph that expresses doubt about our ability to continue as a going concern. Those circumstances raise substantial doubt about our ability to continue as a going concern. In particular, we believe that our current cash on hand will only be sufficient to meet our anticipated cash requirements into the third quarter of 2024. If we are unable to continue as a going concern, we might have to liquidate our assets and the values we receive for our assets in liquidation or dissolution could be significantly lower than the values reflected in our financial statements. In addition, our lack of cash resources and our potential inability to continue as a going concern may materially adversely affect the value of our capital stock and our ability to raise new capital or to enter into critical contractual relations with third parties.

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We will need additional capital to develop and commercialize our product candidates. If we are unable to raise sufficient capital, we would be forced to delay, reduce or eliminate our product development programs.

Developing pharmaceutical products, including conducting preclinical studies and clinical trials, is expensive. We expect our research and development expenses to increase in connection with our ongoing activities, particularly as we start clinical trials for VAR 200 and conduct preclinical development of IC 100. We have no commitments or arrangements for any additional financing to fund our development and commercialization efforts for VAR 200, IC 100, or any other product candidate that we may seek to develop. We will need to raise substantial additional capital to develop and commercialize VAR 200, IC 100, and any other product candidate that we may seek to develop. Because successful development of VAR 200 or IC 100 is uncertain, we are unable to estimate the actual funds required to complete their development and commercialization.

Until we can generate a sufficient amount of revenue from VAR 200, IC 100, or any other product candidate that we may seek to develop, if ever, we expect to finance future cash needs through public or private equity offerings, debt financings or corporate collaborations and licensing arrangements. Additional funds may not be available when we need them on terms that are acceptable to us, or at all. If adequate funds are not available, we may be required to delay, reduce the scope of, or curtail, our operations. To the extent that we raise additional funds by issuing equity securities, or securities convertible into equity securities, the ownership of our then existing stockholders may be diluted, which dilution could be significant depending on the price at which we may be able to sell our securities. Also, if we raise additional capital through the incurrence of indebtedness, we may become subject to additional covenants restricting our business activities, the holders of debt instruments may have rights and privileges senior to those of our equity investors, and servicing the interest and principal repayment obligations under such debt instruments could divert funds that would otherwise be available to support research and development, clinical or commercialization activities. Corresponding, we may not be able to enter into collaborations that we seek to establish. To the extent that we raise additional funds through collaborations and licensing arrangements, it may be necessary to relinquish some rights to our technologies or our product candidates or grant licenses on terms that may not be favorable to us. We may seek to access the public or private capital markets whenever conditions are favorable, even if we do not have an immediate need for additional capital at that time.

Our future funding requirements, both near and long-term, will depend on many factors, including, but not limited to:

●	the initiation, progress, timing, costs and results of preclinical and clinical trials for our product candidates;

●	whether the FDA requires that we perform additional studies for our product candidates that we seek to develop beyond those that we anticipate;

●	the terms and timing of any future collaboration, licensing or other arrangements that we may establish;

●	the outcome, timing and cost of regulatory approvals;

●	the effect of competing technological and market developments;

●	the cost and timing of establishing commercial-scale outsourced manufacturing capabilities;

●	market acceptance of our product candidates, if we receive regulatory approval;

●	the cost of establishing sales, marketing and distribution capabilities for our product candidates, if we receive regulatory approval; and

●	the extent to which we acquire, license or invest in businesses, products or technologies.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein and any prospectus supplement delivered with this prospectus may contain forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained or incorporated by reference in this prospectus, including, but not limited to, statements regarding our future results of operations and financial position, business strategy, plans and prospects, existing and prospective products, research and development costs, timing and likelihood of success, and plans and objectives of management for future operations and results, are forward-looking statements. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “can,” “could,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “might,” “should,” “will” or “would” or, in each case, their negative or other variations or comparable terminology, although not all forward-looking statements contain these identifying words. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

Factors that may impact such forward-looking statements include:

●	Our ability to maintain adequate technology, intellectual property, data privacy and cybersecurity practices.

●	Our reliance on third parties.

●	The risks related to general economic and financial market conditions, including the impact of supply chain disruptions and inflationary cost pressures.

●	The possibility of an economic recession.

●	The impact of the political, legal and regulatory environment.

●	The changing landscape of the industries in which the we operate.

●	Our ability to raise capital, which may not be available on acceptable terms or at all, to execute our business plan.

●	The outbreak of an infectious disease, such as the COVID-19 or a new variant thereof, or emergence of another epidemic or pandemic that can potentially disrupt our business plans, product development activities, ongoing clinical trials, including the timing and enrollment of patients, and the health of our employees.

●	The limited liquidity and trading of our common stock.

●	Volatility in the price of our common stock due to a variety of factors, including changes in the competitive and highly regulated industries in which we operate, variations in performance across competitors and changes in laws and regulations affecting our business.

●	Our ability to maintain the listing of our common stock on The Nasdaq Capital Market.

●	Geopolitical changes and changes in applicable laws or regulations.

●	Our operational risks.

●	Litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands resulting therefrom.

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Forward-looking statements contained in this prospectus are based on the Company’s current expectations and beliefs and are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, that information may be limited or incomplete. Our forward-looking statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the Company’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Forward-looking statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements.

These risks and uncertainties include, but are not limited to, those factors discussed under the heading “Risk Factors” below and those described in the section titled “Risk Factors” incorporated by reference into this prospectus from our most recent Annual Reports on Form 10-K and Form 10-K/A, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained in or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act and in our other filings with the SEC. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in our forward-looking statements. Furthermore, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties.

We qualify all of our forward-looking statements by these cautionary statements. The Company will not and does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. You should read this prospectus and the documents incorporated by reference herein and filed as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance, and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS

The Common Stock to be offered and sold using this prospectus will be offered and sold by the Selling Stockholders named in this prospectus. Accordingly, we will not receive any proceeds from any sale or disposition of shares of Common Stock held by the Selling Stockholders pursuant to this prospectus. To the extent all of the Warrants are exercised for cash at the exercise price per share of $3.46, we would receive in aggregate gross proceeds of $1,655,956. There can be no assurance that any of the Warrants will be exercised by the Selling Stockholders or that they will exercise any of the Warrants for cash instead of using any applicable cashless exercise feature.

We intend to use the net proceeds, if any, from the cash exercise of the Warrants for working capital or general corporate purposes.

DETERMINATION OF OFFERING PRICE

The Selling Stockholders will offer or sell the shares of Common Stock offered by this prospectus at market prices prevailing at the time of sale, at prices related to prevailing market price or at privately negotiated prices. The offering price of our Common Stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Our Common Stock might not trade at market prices in excess of the offering price as prices for our Common Stock in any public market will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity. See “Plan of Distribution” for more information.

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SELLING STOCKHOLDERS

This prospectus covers the resale or other disposition by the Selling Stockholders identified in the table below of up to an aggregate 478,600 shares of our Common Stock issuable upon the exercise of the Warrants. The Selling Stockholders acquired their securities in the transactions described above under the heading “Private Placement.”

The Warrants held by the Selling Stockholders contain limitations which prevent the holder from exercising such Warrants if such exercise would cause the Selling Stockholder, together with certain related parties, to beneficially own a number of shares of Common Stock which would exceed 4.99% of our then outstanding shares of Common Stock following such exercise, excluding for purposes of such determination, shares of Common Stock issuable upon exercise of the Warrants which have not been exercised.

The table below sets forth, as of August 30, 2024, the following information regarding the Selling Stockholders:

●	the names of the Selling Stockholders;

●	the number of shares of Common Stock owned by the Selling Stockholders prior to this offering, without regard to any beneficial ownership limitations contained in the Warrants;

●	the number of shares of Common Stock to be offered by the Selling Stockholders in this offering;

●	the number of shares of Common Stock to be owned by the Selling Stockholders assuming the sale of all of the shares of Common Stock covered by this prospectus; and

●	the percentage of our issued and outstanding shares of Common Stock to be owned by Selling Stockholders assuming the sale of all of the shares of Common Stock covered by this prospectus based on the number of shares of Common Stock issued and outstanding as of August 30, 2024.

Except as described above, the number of shares of Common Stock beneficially owned by the Selling Stockholder has been determined in accordance with Rule 13d-3 under the Exchange Act and includes, for such purpose, shares of Common Stock that the Selling Stockholder has the right to acquire within 60 days of August 30, 2024.

All information with respect to the Common Stock ownership of the Selling Stockholders has been furnished by or on behalf of the Selling Stockholders. We believe, based on information supplied by the Selling Stockholders, that except as may otherwise be indicated in the footnotes to the table below, the Selling Stockholder has sole voting and dispositive power with respect to the shares of Common Stock reported as beneficially owned by the Selling Stockholders. Because the Selling Stockholders identified in the table may sell some or all of the shares of Common Stock beneficially owned by them and covered by this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares of Common Stock, no estimate can be given as to the number of shares of Common Stock available for resale hereby that will be held by the Selling Stockholders upon termination of this offering. In addition, the Selling Stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of Common Stock they beneficially own in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth in the table below. We have, therefore, assumed for the purposes of the following table, that the Selling Stockholders will sell all of the shares of Common Stock owned beneficially by it that are covered by this prospectus, but will not sell any other shares of Common Stock that they presently own. Except as set forth below, the Selling Stockholders have not held any position or office, or have otherwise had a material relationship, with us or any of our subsidiaries within the past three years other than as a result of the ownership of our shares of Common Stock or other securities.

Name of Selling Stockholders	Shares Owned prior to Offering (1)		Shares Offered by this Prospectus	Shares Owned after Offering	Percentage of Shares Beneficially Owned after Offering (1)
Armistice Capital, LLC	521,600	(2)	478,600	43,000	4.0%

* Less than 1.0%.

(1)	Percentages are based on 1,074,196 shares of Common Stock outstanding as of August 30, 2024, assuming the resale of all of the shares of Common Stock covered by this prospectus.

(2)	Consists of 43,000 shares of Common Stock and 478,600 shares of Common Stock underlying the Warrants. The securities are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”) and may be deemed to be beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. The Warrants are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the Selling Stockholder from exercising that portion of the Warrants that would result in the Selling Stockholder and its affiliates owning, after exercise, a number of shares of Common Stock in excess of the beneficial ownership limitation. The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

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PLAN OF DISTRIBUTION

Each Selling Stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on The Nasdaq Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices.

A Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

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The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “ZVSA”.

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DESCRIPTION OF SECURITIES

General

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. The following description summarizes some of the terms of our Second Amended and Restated Certificate of Incorporation, (the “Certificate of Incorporation”) Second Amended and Restated By-Laws (the “Bylaws”), and of the General Corporation Law of the State of Delaware (the “DGCL”). This description is summarized from, and qualified in its entirety by reference to, our Certificate of Incorporation and Bylaws, each of which has been publicly filed with the SEC, as well as the relevant provisions of the DGCL.

Capital Stock

Our authorized capital stock consists of 250,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share.

Common Stock

Holders of shares of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. The holders of common stock do not have cumulative voting rights in the election of directors.

In the event of our liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to any future holders of preferred stock having liquidation preferences, if any, the holders of common stock will be entitled to receive pro rata our remaining assets available for distribution. Holders of common stock do not have preemptive, subscription, redemption or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock. The rights, powers, preferences and privileges of holders of the common stock are subject to those of the holders of any shares of preferred stock that the board of directors may authorize and issue in the future.

Dividends

Declaration and payment of any dividend is subject to the discretion of our board of directors. The time and amount of dividends is dependent upon, among other things, our business prospects, results of operations, financial condition, cash requirements and availability, debt repayment obligations, capital expenditure needs, contractual restrictions, covenants in the agreements governing current and future indebtedness, industry trends, the provisions of Delaware law affecting the payment of dividends and distributions to stockholders and any other factors or considerations our board of directors may regard as relevant.

We currently intend to retain all available funds and any future earnings to fund the development and growth of our business, and therefore do not anticipate declaring or paying any cash dividends on our common stock in the foreseeable future.

Anti-Takeover Provisions

The Certificate of Incorporation and Bylaws contain provisions that may delay, deter or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our board of directors the power to discourage acquisitions that some stockholders may favor.

Authorized but Unissued Shares

The authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of the Nasdaq. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Board Composition, Filling Vacancies and Staggard Board.

The Certificate of Incorporation provides that directors may be removed only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of voting stock of the Company entitled to vote at an election of directors. Any vacancies on the board of directors resulting from death, resignation, disqualification, retirement, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall be filled exclusively by the affirmative vote of a majority of the directors then in office, even though less than a quorum, or by a sole remaining director (other than any directors elected by the separate vote of one or more outstanding series of preferred stock), and shall not be filled by the stockholders. Any director appointed in accordance with the preceding sentence shall hold office until the expiration of the term of the class to which such director shall have been appointed or until his or her earlier death, resignation, retirement, disqualification, or removal. Furthermore, the Certificate of Incorporation divides our board of directors into three classes with staggered three-year terms. The classification of our board of directors and the limitations on the ability of our stockholders to remove directors and fill vacancies could make it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of us.

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Special Meetings of Stockholders

Our Certificate of Incorporation provides that a special meeting of stockholders may be called by the (a) the Chairperson of the board of directors, (b) the board of directors or (c) the Chief Executive Officer or President of the Company, provided that such special meeting may be postponed, rescheduled or canceled by the board of directors or other person calling the meeting. The Bylaws limit the business that may be conducted at an annual or special meeting of stockholders to those matters properly brought before the meeting.

Action by Written Consent

Our Certificate of Incorporation provides that any action required or permitted to be taken by the stockholders must be effected at an annual or special meeting of the stockholders, and may not be taken by written consent in lieu of a meeting.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our Bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing and in proper form to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at the principal executive offices of the Company not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year or, if later, the 10th day following the day on which public disclosure of the date of such special meeting was first made. The Bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting.

Amendment of Certificate of Incorporation or Bylaws

The board of directors is expressly authorized to adopt, amend or repeal the Bylaws. Our stockholders also have the power to adopt, amend or repeal the Bylaws; provided, that in addition to any vote of the holders of any class or series of stock of the Company required by applicable law or by our Certificate of Incorporation and Bylaws, the adoption, amendment or repeal of the Bylaws by the stockholders requires the affirmative vote of the holders of at least sixty-six and two-thirds percent (66⅔%) of the voting power of all of the then outstanding shares of voting stock of the Company entitled to vote generally in an election of directors, voting together as a single class.

Limitations on Liability and Indemnification of Officers and Directors

Our Certificate of Incorporation contains provisions that limit the liability of the Company’s current and former directors for monetary damages to the fullest extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for any breach of fiduciary duties as directors, except liability for:

●	any breach of his duty of loyalty to us or our stockholders;

●	acts or omissions not in good faith, or which involve intentional misconduct or a knowing violation of law;

●	unlawful payments of dividends or unlawful stock repurchases or redemptions; and

●	any transactions from which the director derived an improper personal benefit.

These provisions may be held not to be enforceable for violations of the federal securities laws of the United States.

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Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, our stockholders have appraisal rights in connection with a merger or consolidation of our Company. Pursuant to Section 262 of the DGCL, stockholders who properly demand and perfect appraisal rights in connection with such merger or consolidation have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in its favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Continental Stock Transfer & Trust Company.

Trading Symbol and Market

Our common stock is listed on the Nasdaq under the symbol “ZVSA.”

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Thompson Hine LLP, New York, New York.

EXPERTS

The consolidated financial statements of ZyVersa Therapeutics, Inc. at December 31, 2023 and the year ended December 31, 2023 incorporated by reference in ZyVersa Therapeutics, Inc. Form S-1 have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 2 to the financial statements) appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of ZyVersa Therapeutics, Inc. at December 31, 2022, for the period from December 13, 2022 through December 31, 2022 (Successor), for the period from January 1, 2022 through December 12, 2022 (Predecessor), and the year ended December 31, 2022 incorporated by reference in ZyVersa Therapeutics, Inc. Annual Report for the year ended December 31, 2023, included in the Post-effective Amendment No. 1 to Form S-1 (No. 333-275320) have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 2 to the financial statements) incorporated by reference therein, and incorporated herein by reference. Such financial statements are incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.

Copies of certain information filed by us with the SEC are also available on our website at www.zyversa.com. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus or any prospectus supplement. Our website address is included in this prospectus as an inactive textual reference only.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC through the SEC’s website at the address provided above. Forms of the indenture and other documents establishing the terms of any offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries, and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2023, filed with the SEC on May 15, 2024;

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 25, 2024;

●	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2024 and June 30, 2024, filed with the SEC on May 15, 2024 and August 9, 2024, respectively;

●	our Current Reports on Form 8-K filed with the SEC on March 1, 2024, March 8, 2024, April 17, 2024, April 25, 2024, and August 1, 2024;

●	our audited financial statements for the years ended December 31, 2023 and 2022, and the reports of Marcum LLP and Ernst & Young LLP thereon, contained on pages F-2 through F-28 of the Post-Effective Amendment No. 1 to our Registration Statement on Form S-1 (File No. 333-275320) filed with the SEC on July 12, 2024; and

●	the description of our securities set forth in Exhibit 4.8 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, together with any amendment or report filed with the SEC for the purpose of updating such description.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus or any prospectus supplement.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at www.sec.gov. You also may request a copy of any document incorporated by reference in this prospectus (excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in this document), at no cost, by writing or telephoning us at the following address and phone number:

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ZyVersa Therapeutics, Inc.

Attn: Secretary

2200 N. Commerce Parkway, Suite 208

Weston, Florida 33326

(754) 231-1688

478,600 Shares of Common Stock

PROSPECTUS

September 9, 2024

We have not authorized any dealer, salesperson or other person to give any information or to make any representations not contained in this prospectus. You must not rely on any unauthorized information. This prospectus is not an offer to sell these securities in any jurisdiction where an offer or sale is not permitted.